Exhibit 99.1

Control4 Announces Financial Results for Third Quarter 2015

13% Worldwide Core Business Growth Drives Quarterly Profitability and Cash Flow,

Furthering Strong Balance Sheet and $2.8 Million Stock Repurchase

SALT LAKE CITY — Oct. 29, 2015 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its third quarter ended September 30, 2015.

Revenue for the third quarter of 2015 was $43.6 million, compared to revenue of $39.1 million for the third quarter of 2014, representing a year-over-year growth rate of 11%.  Revenue for the nine months ended September 30, 2015 was $120.3 million, representing a 12% increase from $107.6 million for the nine months ended September 30, 2014.

Net income for the third quarter of 2015 was $1.2 million, or $0.05 per diluted share, compared to net income of $2.8 million, or $0.11 per diluted share, in the third quarter of 2014. Net loss for the nine months ended September 30, 2015 was $1.0 million, or $0.04 per diluted share, compared to net income of $4.2 million, or $0.16 per diluted share, for the nine months ended September 30, 2014.

Non-GAAP net income for the third quarter of 2015 was $3.6 million, or $0.14 per diluted share, compared to non-GAAP net income of $4.2 million, or $0.17 per diluted share, in the third quarter of 2014.  Non-GAAP net income for the nine months ended September 30, 2015 was $6.6 million, or $0.26 per diluted share, compared to non-GAAP income of $8.6 million, or $0.34 per diluted share, for the nine months ended September 30, 2014.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Unrestricted cash and net investments increased by $2.0 million to $84.4 million as of September 30, 2015, compared to $82.4 million on June 30, 2015.  Excluding the $2.8 million in cash used to repurchase Control4 shares, cash generated during the third quarter was $4.8 million.

“We continue to make strategic investments to drive profitable near and long-term growth,” said Martin Plaehn, chairman and chief executive officer of Control4.  “Our recently released products and software are being well received in our markets, and we continue to see strong channel support from our dealers and distributors.  In this recent quarter, our core U.S. and core International business posted solid growth of 15% and 19%, respectively, contributing to our worldwide core business growth of 13%.   However, our total revenue growth rate was impacted by softness in Canada and in our non-core Hospitality business.”

Commenting on the company’s financial results for the third quarter, Mark Novakovich, chief financial officer of Control4, added: “As we grow, we continue to diligently manage gross-margin and our operating expenses to enable profitability and strong positive cash flow.”

Control4 Announces Third Quarter Fiscal 2015 Financial Results

Guidance

For the fourth quarter of 2015, the Company expects revenue to be between $41.0 million and $44.0 million, and expects non-GAAP net income to be between $1.0 million and $2.4 million, or between $0.04 and $0.10 per diluted share.  Non-GAAP net income and EPS guidance for Q4 reflects the continued intended investment in direct-to-consumer advertising and the expense associated with October’s CEDIA tradeshow participation.  The Company’s Q4 guidance range also takes into consideration ongoing year-over-year revenue declines in Canada and with Hospitality (Other Revenue), as well as provisions for a higher estimated annual effective tax rate which is based on expected annual income and statutory tax rates in the jurisdictions the company operates.  For the nine months ended September 30, 2015, the Company has a tax benefit of $0.7 million and anticipates a tax expense for the full year of approximately $0.4 million resulting from domestic alternative minimum tax, state taxes where no operating loss carry forwards exist, and tax on foreign income sources.

When combined with the total revenue for the first three quarters of 2015, the Company expects total revenue growth for the full year 2015 to be between 8% and 10%.  Because the first quarter of every year is the seasonal low quarter, the Company also expects Q1 2016 to be between 13% and 15% below Q4 2015.

Operational Metrics

Revenue ($ mm)	Q3 2015	Q2 2015	Q3 2014

U.S. Core Revenue	28.8	30.2	25.0
Canada Core Revenue	3.7	4.1	4.1
North America Core Revenue	32.5	34.3	29.1
International Core Revenue	10.6	9.8	8.9
Other Revenue[1]	0.5	0.5	1.1
Total Revenue	43.6	44.6	39.1
[1]Primarily consists of Hospitality Revenue

Control4 Announces Third Quarter Fiscal 2015 Financial Results

	Q3 2015	Q2 2015	Q3 2014
Dealer Adds
North America	86	90	69
International	66	53	40
Total Dealer Adds	152	143	109

Active Dealers
North America	2,703	2,667	2,566
International	796	754	670
Total Active Dealers	3,499	3,421	3,236

Total Dealers
North America	2,743	2,704	2,638
International	872	878	760
Total Dealers	3,615	3,582	3,398

Controller Shipments	21,404	20,908	20,230

Conference Call

On October 29, 2015, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 719-325-2376 or 888-329-8877 (toll free) and enter passcode 340392.

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference through November 12, 2015.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 340392.

About Control4 Corporation:

Control4 [NASDAQ:CTRL] is a leading provider of automation systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 75% of Control4's consumers have integrated two or more functionalities with Control4's solution, which is available through more than 3,400 custom integrators, retail outlets, and distributors in over 90 countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels, and businesses around the world.

Control4 Announces Third Quarter Fiscal 2015 Financial Results

Copyright © 2015 Control4 Corporation. All rights reserved. Control4 and the Control4 logo are registered trademarks ofControl4 Corporation in the United States and/or other countries. Other names or brands may be claimed as the property of others. All specifications subject to change without notice.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s future financial performance on both a GAAP and non-GAAP basis, our ability to achieve break-even profitability, and the competitiveness and value proposition of the Company’s solutions. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Annual Report on Form 10-K for the year ended December 31, 2014, as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand, including through direct-to-consumer marketing efforts; the ability of dealers and distributors to sell Control4 solutions; unexpected fluctuations in quarterly operating results; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; changes in the demand for Control4’s solutions may develop more slowly than expected; the loss of key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, acts of terrorism or cyber attacks; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, non-GAAP net income per diluted share, and net investments. Non-GAAP gross margin, non-GAAP income from operations, and non-GAAP net income

Control4 Announces Third Quarter Fiscal 2015 Financial Results

exclude non-cash expenses related to stock based compensation, amortization of intangible assets, acquisition-related costs, as well as expenses related to litigation settlements.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The Company has recently completed acquisitions which resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the Company’s control. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities, (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties, and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record Nexus inventory at its fair value, resulting in a step-up in the inventory value. The step-up is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the Company will generally incur these expenses in connection with any future acquisitions.

The Company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the Company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Control4 Announces Third Quarter Fiscal 2015 Financial Results

Furthermore, we believe it is useful to exclude expenses related to litigation settlements because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management provides a non-GAAP measure representing the fair market value of the available-for-sale investments. We account for purchases and sales of investments on a trade-date basis. This is a non-GAAP measure representing the fair market value of our available-for-sale investments on a settlement date basis because from time to time, the investment trade date and the investment settlement date will cross a reporting period. We believe presentation of our investments on a settlement date basis is relevant to readers of our financial statements.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

Control4 Announces Third Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	September 30,
	2014	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,187	$18,737
Restricted cash	311	303
Short-term investments	53,523	43,977
Accounts receivable, net	20,155	22,292
Inventories	14,212	18,057
Prepaid expenses and other current assets	2,075	2,953
Total current assets	119,463	106,319
Property and equipment, net	5,089	6,471
Long-term investments	14,509	21,662
Intangible assets, net	1,409	4,737
Goodwill	231	2,648
Other assets	1,329	1,625
Total assets	$142,030	$143,462
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,016	$17,009
Accrued liabilities	4,750	4,933
Deferred revenue	843	1,188
Current portion of notes payable	915	774
Total current liabilities	21,524	23,904
Notes payable	913	332
Other long-term liabilities	1,291	1,130
Total liabilities	23,728	25,366
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 24,305,381 and 24,545,107 shares issued; 24,305,381 and 23,987,446 shares outstanding at December 31, 2014 and September 30, 2015 (unaudited), respectively	2	2
Treasury stock, at cost; 0 and 557,661 shares at December 31, 2014 and September 30, 2015 (unaudited), respectively	—	(4,942)
Additional paid-in capital	212,388	218,851
Accumulated deficit	(93,928)	(94,927)
Accumulated other comprehensive loss	(160)	(888)
Total stockholders’ equity	118,302	118,096
Total liabilities and stockholders’ equity	$142,030	$143,462

Control4 Announces Third Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
	(unaudited)		(unaudited)
Revenue	$39,120	$43,558	$107,636	$120,282
Cost of revenue	18,847	21,748	52,160	60,532
Gross margin	20,273	21,810	55,476	59,750
Operating expenses:
Research and development	6,647	8,191	20,519	24,308
Sales and marketing	6,876	8,489	19,541	23,668
General and administrative	3,530	4,220	10,658	13,129
Litigation settlement	10	—	45	—
Total operating expenses	17,063	20,900	50,763	61,105
Income (loss) from operations	3,210	910	4,713	(1,355)
Other income (expense):
Interest, net	24	79	25	142
Other income (expense)	(221)	(112)	(150)	(452)
Total other income (expense)	(197)	(33)	(125)	(310)
Income (loss) before income taxes	3,013	877	4,588	(1,665)
Income tax expense (benefit)	250	(314)	353	(666)
Net income (loss)	$2,763	$1,191	$4,235	$(999)
Net income (loss) per common share:
Basic	$0.12	$0.05	$0.18	$(0.04)
Diluted	$0.11	$0.05	$0.16	$(0.04)
Weighted-average number of shares:
Basic	23,840	24,129	23,559	24,260
Diluted	25,590	24,856	25,671	24,260

Stock-based compensation expense included in the consolidated statements of operations data:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
Cost of revenue	$29	$40	$77	$126
Research and development	562	706	1,682	2,145
Sales and marketing	296	457	810	1,298
General and administrative	452	605	1,425	1,767
Total stock-based compensation expense	$1,339	$1,808	$3,994	$5,336

Control4 Announces Third Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2014	2015
	(unaudited)
Operating activities
Net income (loss)	$4,235	$(999)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	1,880	2,146
Amortization of intangible assets	330	1,113
Provision for doubtful accounts	271	281
Stock-based compensation	3,994	5,336
Excess tax benefit from exercise of options for common stock	(18)	—
Changes in assets and liabilities:
Accounts receivable	(4,338)	(2,097)
Inventories	(175)	(1,779)
Restricted cash	(334)	—
Prepaid expenses and other current assets	(402)	(566)
Other assets	(24)	(247)
Accounts payable	956	342
Accrued liabilities	(2,072)	(622)
Deferred revenue	99	347
Other long-term liabilities	(26)	(298)
Net cash provided by operating activities	4,376	2,957
Investing activities
Purchase of available-for-sale investments	(86,765)	(49,095)
Proceeds from sales of available-for-sale investments	2,850	2,018
Proceeds from maturities of available-for-sale investments	11,915	49,535
Purchases of property and equipment	(2,148)	(2,917)
Business acquisitions, net of cash acquired	(1,116)	(8,380)
Net cash used in investing activities	(75,264)	(8,839)
Financing activities
Proceeds from exercise of options for common stock	4,630	1,127
Excess tax benefit from exercise of options for common stock	18	—
Repurchase of common stock	—	(4,942)
Repayment of notes payable	(847)	(722)
Net cash provided by (used in) financing activities	3,801	(4,537)
Effect of exchange rate changes on cash and cash equivalents	(9)	(31)
Net decrease in cash and cash equivalents	(67,096)	(10,450)
Cash and cash equivalents at beginning of period	84,546	29,187
Cash and cash equivalents at end of period	$17,450	$18,737
Supplemental disclosure of cash flow information
Cash paid for interest	$150	$85
Cash paid for taxes	227	431
Supplemental schedule of non-cash investing and financing activities
Net unrealized losses on available-for-sale investments	46	65

Control4 Announces Third Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2015	2014	2015
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$20,273	$21,810	$55,476	$59,750
Stock-based compensation expense in cost of revenue	29	40	77	126
Amortization of intangible assets in cost of revenue	134	365	330	1,049
Acquisition-related costs in cost of revenue	—	—	—	294
Non-GAAP gross margin	$20,436	$22,215	$55,883	$61,219
Revenue	$39,120	$43,558	$107,636	$120,282
Gross margin percentage	51.8%	50.1%	51.5%	49.7%
Non-GAAP gross margin percentage	52.2%	51.0%	51.9%	50.9%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income from Operations:
Income (loss) from operations	$3,210	$910	$4,713	$(1,355)
Stock-based compensation expense	1,339	1,808	3,994	5,336
Amortization of intangible assets	134	385	330	1,113
Acquisition-related costs	—	201	—	1,172
Litigation settlements	10	—	45	—
Non-GAAP income from operations	$4,693	$3,304	$9,082	$6,266
Revenue	$39,120	$43,558	$107,636	$120,282
Operating margin percentage	8.2%	2.1%	4.4%	(1.1)%
Non-GAAP operating margin percentage	12.0%	7.6%	8.4%	5.2%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$2,763	$1,191	$4,235	$(999)
Stock-based compensation expense	1,339	1,808	3,994	5,336
Amortization of intangible assets	134	385	330	1,113
Acquisition-related costs	—	201	—	1,172
Litigation settlements	10	—	45	—
Non-GAAP net income	$4,246	$3,585	$8,604	$6,622
Non-GAAP net income per common share:
Basic	$0.18	$0.15	$0.37	$0.27
Diluted	$0.17	$0.14	$0.34	$0.26
Weighted-average number of shares:
Basic	23,840	24,129	23,559	24,260
Diluted	25,590	24,856	25,671	25,268

Reconciliation of Investments to Investments, net:
Short-term investments	$48,730	$43,977	$48,730	$43,977
Long-term investments	23,225	21,662	23,225	21,662
Investments payable	—	—	—	—
Investments, net	$71,955	$65,639	$71,955	$65,639

Control4 Announces Third Quarter Fiscal 2015 Financial Results

CONTACTS:

Investor Relations	Media
Mike Bishop	Blair Sonnen
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4245
mike@blueshirtgroup.com	bsonnen@control4.com

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Source: Control4